Registration No.33-31270


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  ----------

                       POST-EFFECTIVE AMENDMENT NO. 2 TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                                  ----------

                               UNUM CORPORATION
 (Exact name of registrant as specified in its charter)

 Delaware                                           01-0405657
 (State or other jurisdiction of         (I.R.S. Identification No.)
 incorporation or organization)


              2211 Congress Street, Portland, Maine 04122
             (Address of Principal Executive Offices)  (Zip Code)


             UNUM EMPLOYEES RETIREMENT SAVINGS PLAN AND TRUST
                                     and
                 COLONIAL COMPANIES, INC. SECURITY SAVER PLAN
                            (Full title of plans)

                                  ----------

           Kevin J. Tierney, Senior Vice President and Secretary
                               UNUM CORPORATION
                             2211 Congress Street
                            Portland, Maine  04122
                    (Name and address of agent for service)

                                (207) 770-2211
        (Telephone number, including area code, of agent for
                           service)

      AMENDMENT TO REGISTRATION STATEMENT NO. 33-31270;
      INCORPORATION OF REGISTRATION STATEMENT NO. 33-60124 BY
      REFERENCE

Form S-8 Registration Statement No. 33-31270, relating to the UNUM Employees Retirement Savings Plan and Trust (the "UNUM Plan"), was originally filed October 4, 1989 and subsequently amended October 23, 1989. Such Registration Statement as so amended (this "Registration Statement") is hereby further amended for the following purposes:

     1. Pursuant to Rule 429, to include the Colonial Companies, Inc. Security Saver Plan (the "Colonial Plan") within this Registration Statement. Form S-8 Registration Statement No. 33-60124, originally filed March 26, 1993 (the "Colonial Registration Statement"), is hereby incorporated by reference into this Registration Statement, subject to the amended information set forth below.

     2. To include certain material amendments to the UNUM Plan and the Colonial Plan as exhibits to this Registration Statement. Effective January 1, 1997, the Colonial Plan will be merged with the UNUM Plan, and the separate existence of the Colonial Plan will thereby terminate as of such date.
The UNUM Plan will continue in existence following the merger, as set forth in the amended and restated UNUM Employees Retirement Savings Plan, filed herewith.

     3. To delete the UNUM Plan prospectus previously filed as Part I of this Registration Statement. Prospectus materials are being distributed to persons eligible to participate in the UNUM Plan but, as currently permitted by Form S-8, such materials are not being filed herewith.



                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

With regard to the UNUM Plan, Part II of this Registration
Statement is amended to include the information set forth below. With regard to the Colonial Plan, no amendment is made to Part II of Registration Statement No. 33-60124.

Item 3.  Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

     1.  The Annual Report of UNUM Corporation (the
"Company") on Form 10-K for the year ended December 31, 1995.

     2.  All other reports filed by the Company pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of
1934, as amended (the "Exchange Act") since December 31,
1995.

     3. The description of the Company's Common Stock contained in the registration statement filed with the Securities and Exchange Commission under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

The UNUM Plan hereby incorporates by reference its Annual
Report on Form 11-K for the year ended December 31, 1995.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (and, in the case of the UNUM Plan, all documents subsequently filed by such plan pursuant to Section 15(d) of the Exchange
Act) prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein by the Company (or the UNUM Plan, as the case may be) and to be a part hereof from the date of filing of such document.


Item 6.  Indemnification of Directors and Officers.

See Item 6 of the Registration Statement 33-60124, incorporated herein by reference.


Item 8.  Exhibits.

See the attached Index to Exhibits.


Item 9.  Undertakings.

See Item 9 of Registration Statement No. 33-60124, incorporated herein by reference.

                                  SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Maine, on December 19, 1996.

                         UNUM CORPORATION

                         By:  /s/  James F. Orr III
                             James F. Orr III, President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated.

        Signature                       Title                  Date


/s/ James F. Orr III        Chairman of the Board,         December 19, 1996
    James F. Orr III        President, and Chief
                            Executive Officer

/s/ Robert W. Crispin       Executive Vice                 December 19, 1996
    Robert W. Crispin       President and Chief
                            Financial Officer

/s/ Stephen D. Roberts      Vice President and             December 19, 1996
    Stephen D. Roberts      Corporate Controller


        *                   Director                       December 13, 1996
    Gayle O. Averyt


        *                   Director                       December 13, 1996
    Robert E. Dillon, Jr.


        *                   Director                       December 13, 1996
    Gwain H. Gillespie


        *                   Director                       December 13, 1996
    Ronald E. Goldsberry


    Donald W. Harward       Director


        *                   Director                       December 13, 1996
    George J. Mitchell


                            Director
    Cynthia A. Montgomery


        *                   Director                       December 13, 1996
    James L. Moody, Jr.


        *                   Director                       December 13, 1996
    Lawrence R. Pugh


        *                   Director                       December 13, 1996
    Lois Dickson Rice


        *                   Director                       December 13, 1996
    John W. Rowe


* John-Paul DeRosa, by signing his name hereto, does sign this document on behalf of the person indicated above pursuant to a power of attorney duly executed by such person and filed as an exhibit to this Registration Statement.

/s/     John-Paul DeRosa
        John-Paul DeRosa
        Assistant Secretary
        Attorney-in-Fact

Dated:  December 20, 1996



THE PLANS. Pursuant to the requirements of the Securities Act of 1933, each Plan has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Maine, on the date(s) indicated.

                             UNUM EMPLOYEES RETIREMENT
                             SAVINGS
                             PLAN AND TRUST


                             By: *
                                 Eileen C. Farrar, Trustee

                             Date: December 17, 1996


                             COLONIAL COMPANIES, INC.
                             SECURITY SAVER PLAN


                             By: *
                                 Paul H. Clifton, Jr.
                                 Member of the Retirement
                                 Committee

                                 Date:  December 16, 1996



* John-Paul DeRosa, by signing his name hereto, does sign this document on behalf of the person indicated above pursuant to a power of attorney duly executed by such person and filed as an exhibit to this Registration Statement.

/s/     John-Paul DeRosa
        John-Paul DeRosa
        Assistant Secretary
        Attorney-in-Fact

Dated:  December 20, 1996


                              INDEX TO EXHIBITS

Number  Description                         Method of Filing

 4.1    UNUM Employees Retirement Savings   Filed herewith
        Plan and Trust, as amended and
        restated effective January 1, 1994

 4.1A   First Amendment to UNUM Employees   Filed herewith
        Retirement Savings Plan and Trust,
        effective September 15, 1995

 4.1B   Second Amendment to UNUM Employees  Filed herewith
        Retirement Savings Plan and Trust,
        effective September 15, 1995

 4.1C   Amended and Restated Trust          Filed herewith
        Agreement for the UNUM Plan,
        effective October 1, 1995

 4.1D   First Amendment to the Trust        Filed herewith
        Agreement Under the UNUM
        Employees Retirement Savings
        Plan and Trust and the
        Duncanson& Holt, Inc. Employee
        Profit Participation and
        Savings Plan

 4.1E   Form of UNUM Employees Retirement   Filed herewith
        Savings Plan, amended and restated
        effective January 1, 1997

 4.2    Colonial Companies, Inc. Security   Filed as Exhibit
        Saver Plan                          4 to
                                            Statement
                                            No. 33-60124 and
                                            incorporated
                                            herein by
                                            reference

 4.3    Certificate of Incorporation of     Filed as Exhibit
        UNUM Corporation, as amended        3.1 to
                                            the Registrant's
                                            Annual
                                            Report on Form
                                            10-K dated
                                            March 25, 1992
                                            and
                                            incorporated
                                            herein by
                                            reference

 4.4    By-laws of UNUM Corporation         Filed as Exhibit
                                            3.2 to
                                            the Registrant's
                                            Annual
                                            Report on Form
                                            10-K dated
                                            March 25, 1992
                                            and
                                            incorporated
                                            herein by
                                            reference

 4.5    Rights Agreement, dated as of       Filed as Exhibit
        March 13, 1992, between UNUM        4 to
        Corporation and First Chicago       the Registrant's
        Trust Company of New York, as       Current
        Rights Agent                        Report on Form 8-K
                                            March 18, 1992
                                            and incorporated
                                            herein by
                                            reference

 4.5A   First Amendment to Rights           Filed as Exhibit
        Agreement, dated as of June 19,     2 to the
        1996                                Registrant's
                                            Amendment
                                            No. 1 to Form 8-A
                                            dated
                                            June 21, 1996 and
                                            incorporated
                                            herein by
                                            reference

 5      Opinion of Counsel regarding the    Filed as Exhibit
        UNUM Plan                           5 to
                                            Registration
                                            Statement No.
                                            33-31270 and
                                            incorporated
                                            herein by
                                            reference

 15     Acknowledgment of Independent       Filed herewith
        Accountants

 23.1   Consent of Independent              Filed herewith
        Accountants

 23.2   Consent of Counsel                  Included in
                                            Exhibit 5

 24     Powers of Attorney                  Filed herewith